Exhibit 99.2

B&W Announces Intention to Spin-off Its Power Generation Business

- Standalone Power Generation and Government & Nuclear Operations Businesses will have Greater Financial Flexibility and Strategic Autonomy to Enhance Shareholder Value

- Details to Be Discussed During Company’s Third Quarter Financial Results Conference Call on November 6, 2014 at 8:30 a.m. EST

CHARLOTTE, N.C.--(BUSINESS WIRE)--November 5, 2014--Consistent with The Babcock & Wilcox Company’s (NYSE: BWC) (“B&W” or the “Company”) strategy and focus on enhancing value for its shareholders, B&W’s Board of Directors has unanimously approved a plan for the tax-free spin-off of the Company’s Power Generation business to B&W’s shareholders.

“Since becoming an independent company in 2010, the B&W Board and management team have pursued and successfully capitalized on a number of opportunities to improve performance and increase value for our shareholders. We believe that separating the Power Generation and Government & Nuclear Operations businesses is the next logical step to unlock even greater value for B&W shareholders,” said Mr. E. James Ferland, President and Chief Executive Officer of B&W. “After an extensive and thorough evaluation of a possible separation, the B&W Board concluded that the standalone businesses will benefit from independent management teams, each equipped with the resources, strategic autonomy and financial flexibility to create significant long-term value for their respective shareholders.”

The spin-off of the Power Generation business is expected to create two independent, publicly traded companies with strong balance sheets:

Babcock & Wilcox, which will comprise the Power Generation business, is a leading technology-based provider of advanced fossil and renewable power generation equipment that includes a broad suite of environmental controls, products, and services for power and industrial uses. This business is project-driven with a solid base of recurring aftermarket services revenues. As a standalone company, the Power Generation business, which will continue to operate under the “Babcock & Wilcox” name, will offer an attractive investment opportunity with significant growth potential, particularly in international markets.

BWX Technologies will comprise the Government & Nuclear Operations business and will consist of the Nuclear Operations, Technical Services, Nuclear Energy and mPower businesses. This business is a leading supplier of nuclear components and fuel to the U.S. government, provides technical, management and site services to aid governments in the operation of complex facilities and environmental remediation activities, and supplies precision manufactured components and services for the commercial nuclear power industry. BWX Technologies will also offer an attractive investment opportunity with a stable backlog and consistent performance in earnings and cash flow, with growth opportunities in existing and adjacent markets.

Benefits

The Company believes that the spin-off will result in material benefits to the standalone companies:

  Flexibility to deploy and execute a focused capital structure consistent with the strategic priorities of each business
  Increased opportunities to pursue external growth strategies as independent companies
  Ability to attract an investor base suited to the particular operational and financial characteristics of each company
  Greater management focus on the distinct businesses of power generation and government and nuclear operations

Leadership

Upon completion of the spin-off, Mr. E. James Ferland, currently President and Chief Executive Officer of B&W, will become Chairman and Chief Executive Officer of the new Babcock & Wilcox. Mr. John A. Fees, currently Chairman of B&W, will become Executive Chairman of BWX Technologies. Mr. Peyton S. (Sandy) Baker, currently President of the Company’s Government & Nuclear Operations Group, will become President and Chief Executive Officer of BWX Technologies.

Transaction Details

The spin-off of the Power Generation business and the pro rata distribution of shares of the new Babcock & Wilcox to B&W shareholders are expected to be completed by mid-summer 2015. The contemplated spin-off does not require a shareholder vote, but is subject to various conditions, including the effectiveness of the SEC filings, regulatory review by the Nuclear Regulatory Commission, and final approval by the B&W Board of Directors.

Advisors

JPMorgan is acting as financial advisor and Wachtell, Lipton, Rosen & Katz and Jones Day are acting as legal counsel to B&W.

Conference Call

B&W will discuss the planned spin-off during its previously announced conference call to discuss its third quarter 2014 results:

Date:	Thursday, November 6, 2014, at 8:30 a.m. EST
Live Webcast:	Investor Relations section of website at www.babcock.com

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 11,000 people, in addition to joint venture employees throughout the world. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

Forward-Looking Statements

B&W cautions that this release and comments made on our third quarter 2014 earnings call contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to the manner, timing, tax-free nature and expected benefits associated with separating B&W’s power generation business and its government and nuclear operations business into two independent, publicly traded companies, as well as the anticipated management teams of the separated companies, 2015 revenue projections for the separated entities, and their ability to create value for their respective shareholders. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the proposed separation may not be completed as anticipated or at all, delays or other difficulties in completing the separation, including the inability to satisfy the conditions for completing the spin-off, disruptions experienced with customers and suppliers, the inability of either business to successfully operate independently and the inability to retain key personnel. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, 704-625-4944
Vice President, Treasurer and Investor Relations
investors@babcock.com
or
Media Contact:
Aimee Mills, 980-365-4583
Media Relations Lead
aemills@babcock.com